                                  CERTIFICATE

      The undersigned hereby certifies that he is the Secretary of Active Assets Premier Money Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust by unanimous written consent on January 26, 2000 as provided in
Section 9.3 of the said Declaration, said Amendment to take effect on January 26, 2000, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

      Dated this 26th day of January, 2000.


                                               /s/ Barry Fink
                                             ------------------------
                                               Barry Fink
                                               Secretary

                                    AMENDMENT


Dated:             January 26, 2000

To be Effective:   January 26, 2000



                                       TO

                       ACTIVE ASSETS PREMIER MONEY TRUST

                              DECLARATION OF TRUST

                                     DATED

                               NOVEMBER 23, 1999

          Amendment dated January 26, 2000 to the Declaration of Trust
     (the "Declaration") of Active Assets Premier Money Trust (the "Trust")
                            dated November 23, 1999

      WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

      WHEREAS, the Trustees of the Trust have deemed it advisable to amend the provisions of Section 7.2 of Article VII concerning redemptions at the option of the Trust to include the condition that where a Shareholder receives frequent notices to increase its investment amount in order to meet the Trust's minimum investment requirement;

NOW, THEREFORE:

      1. Section 7.2 of Article VII of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

           "Section 7.2 REDEMPTION AT THE OPTION OF THE TRUST. Each Share of the Trust or any Series or Class thereof shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Section 7.1: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust or any Series or Class, or (ii) upon such other conditions with respect to (a) maintenance of a minimum investment amount and/or (b) the frequency of notices to the Shareholder pertaining to the need to increase the Shareholder's investment in order to meet such minimum, each as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust. Upon such redemption, the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price or to have the proceeds of such redemption automatically invested in an Active Assets Fund with a lower investment minimum, as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust."

      2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

      3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of January 2000.


/s/ Michael Bozic                           /s/ Manuel H. Johnson
------------------------------------        -----------------------------------
Michael Bozic, as Trustee                   Manuel H. Johnson, as Trustee
and not individually                        and not individually
c/o Kmart Corporation                       c/o Johnson Smick International Inc.
3100 West Big Beaver Road                   1133 Connecticut Avenue, NW
Troy, MI  48084                             Washington, D.C.  20036



/s/ Charles A. Fiumefreddo                  /s/ Michael E. Nugent
------------------------------------        -----------------------------------
Charles A. Fiumefreddo, as Trustee          Michael E. Nugent, as Trustee
and not individually                        and not individually
Two World Trade Center                      c/o Triumph Capital, L.P.
New York, NY  10048                         237 Park Avenue
                                            New York, NY  10017



/s/ Edwin J. Garn                           /s/ Philip J. Purcell
------------------------------------        -----------------------------------
Edwin J. Garn, as Trustee                   Philip J. Purcell, as Trustee
and not individually                        and not individually
c/o Huntsman Corporation                    1585 Broadway
500 Huntsman Way                            New York, NY  10048
Salt Lake City, UT  84111



/s/ Wayne E. Hedien                         /s/ John L. Schroeder
------------------------------------        -----------------------------------
Wayne E. Hedien, as Trustee                 John L. Schroeder, as Trustee
and not individually                        and not individually
c/o Mayer, Brown & Platt                    c/o Mayer, Brown & Platt
Counsel to the Independent Trustees         Counsel to the Independent Trustees
1675 Broadway                               1675 Broadway
New York, NY  10019                         New York, NY  10019

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of January, 2000.


/s/ Michael Bozic                          /s/ Manuel H. Johnson
---------------------------------------    -------------------------------------
Michael Bozic, as Trustee                  Manuel H. Johnson, as Trustee
and not individually                       and not individually
c/o Kmart Corporation                      c/o Johnson Smick International Inc.
3100 West Big Beaver Road                  1133 Connecticut Avenue, NW
Troy, MI 48084                             Washington, D.C. 20036



                                           /s/ Michael E. Nugent
---------------------------------------    -------------------------------------
Charles A. Fiumefreddo, as Trustee         Michael E. Nugent, as Trustee
and not individually                       and not individually
Two World Trade Center                     c/o Triumph Capital, L.P.
New York, NY 10048                         237 Park Avenue
                                           New York, NY 10017


/s/ Edwin J. Garn
---------------------------------------    -------------------------------------
Edwin J. Garn, as Trustee                  Philip J. Purcell, as Trustee
and not individually                       and not individually
c/o Huntsman Corporation                   1585 Broadway
500 Huntsman Way                           New York, NY 10048
Salt Lake City, UT 84111


/s/ Wayne E. Hedien                        /s/ John L. Schroeder
---------------------------------------    -------------------------------------
Wayne E. Hedien, as Trustee                John L. Schroeder, as Trustee
and not individually                       and not individually
c/o Mayer, Brown & Platt                   c/o Mayer, Brown & Platt
Counsel to the Independent Trustees        Counsel to the Independent Trustees
1675 Broadway                              1675 Broadway
New York, NY 10019                         New York, NY 10019

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

On this 26th day of January, 2000, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN
J. GARN, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.




                                                   /s/ Rosemarie Costagliola
                                                  ---------------------------
                                                         Notary Public


Rosemarie Costagliola
NOTARY PUBLIC, State of New York
No. 01CO6016161
Qualified in New York County
Commission Expires November 9, 2000